Exhibit 24.2
POWER OF ATTORNEY
I, Mary Lou Jepsen, PhD, hereby constitute and appoint Thomas J. Fennimore and M. Scott Faris, and each of them, as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 of Luminar Technologies, Inc. (Registration No. 333-251657) (the “Registration Statement”), and any registration statement relating to the offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date:	April 24, 2021
/s/ Mary Lou Jepsen
Mary Lou Jepsen, PhD